                                     FOCUS ENHANCEMENTS, INC.
                           STATEMENT OF COMPUTATION OF INCOME PER SHARE

                                                                                        EXHIBIT 11


                                                                         Three months ended
                                                                   June 30,            June 30,
                                                                     1998                1997
                                                                 -----------          -----------

Net income                                                       $   615,649          $   231,707
                                                                 ===========          ===========
Basic:

Weighted average number of common shares outstanding              16,203,388           12,716,005
                                                                 ===========          ===========
Diluted:

Weighted average number of common shares outstanding              16,203,388           12,716,005
Weighted average common equivalent shares                          1,204,505              621,848
                                                                 -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data               17,407,893           13,337,853
                                                                 ===========          ===========

Net income per share
        Basic                                                    $      0.04          $      0.02
                                                                 ===========          ===========
        Diluted                                                  $      0.04          $      0.02
                                                                 ===========          ===========


             The accompanying notes are an integral part of the consolidated financial statements.

                                     FOCUS ENHANCEMENTS, INC.
                           STATEMENT OF COMPUTATION OF INCOME PER SHARE


                                                                         Six months ended
                                                                   June 30,            June 30,
                                                                     1998                1997
                                                                 -----------          -----------

Net income                                                       $   980,397          $   248,183
                                                                 ===========          ===========
Basic:

Weighted average number of common shares outstanding              15,367,771           12,123,306
                                                                 ===========          ===========
Diluted:

Weighted average number of common shares outstanding              15,367,771           12,123,306
Weighted average common equivalent shares                          1,236,608              415,080
                                                                 -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data               16,604,378           12,538,386
                                                                 ===========          ===========

Net income per share
        Basic                                                    $      0.06          $      0.02
                                                                 ===========          ===========
        Diluted                                                  $      0.06          $      0.02
                                                                 ===========          ===========


             The accompanying notes are an integral part of the consolidated financial statements.
